[LETTERHEAD]

NATIONSBANK

July 2, 1997

Mr. John Lowber
SVP and Chief Financial Officer
General Communications, Inc.
2550 Denali St., Suite 1000
Anchorage, Alaska 99503

Re:  $275,000,000 of Credit Facilities for GCI Holdings, Inc.

Dear John:

     NationsBank of Texas, N.A. ("NB") as Administrative Agent, TD Securities as Syndication Agent and Credit Lyonnais New York Branch as Documentation Agent, are pleased to offer to be the agents (in such capacity, the "AGENTS") of $275,000,000 of senior credit facilities (the "FACILITIES") for GCI Holdings, Inc. (the "BORROWER"), and to offer our commitment to lend all $275,000,000 of the Facilities on a pro rata basis, upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions (herein so called) attached hereto as EXHIBIT A, and in reliance on oral and written materials and other information which the Borrower has previously provided to Agents (collectively, the "INFORMATION").

     If the Borrower accepts this offer as hereinafter provided, the closing of the Facilities will be conditioned upon (i) the preparation, negotiation, execution and delivery of definitive credit documentation in form and substance reasonably satisfactory to the Agents reflecting the Summary of Terms and Conditions and containing such other terms and conditions as are usual and customary for transactions of this nature and (ii) the absence of a material adverse change in the financial condition, business operations or properties of the Borrower and any guarantor, taken as a whole, since December 31, 1996.

     By acceptance of this offer, the Borrower represents and warrants that
(i) the Information is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are or will be made and (ii) all financial projections that have been or are hereafter prepared by the Borrower and made available to the Agents have been or will be prepared in good faith based on reasonable assumptions. The Borrower agrees to supplement the Information and projections referred to in clauses (i) and (ii) above from time to time until closing of the Facilities so that the representation and warranty in the preceding sentence remains correct.

GCI Holdings, Inc.
July 2, 1997
Page 2

In connection with the Facilities, the Agents and their affiliates, intend to invite other Lenders to participate in the Facilities with a corresponding reduction in the initial commitment of the Agents. The Agents will manage all aspects of the syndication in consultation with Borrower, including the selection of potential Lenders, the timing of all offers to potential Lenders and the acceptance of commitments from Lenders, the amounts offered to potential Lenders, the compensation provided to Lenders and the allocation of titles to Lenders. In connection with such syndication, you consent to the distribution by Agents on a confidential basis to potential Lenders of the Information and other information including projections relating to Borrower, its subsidiaries and the Facilities, and you agree to provide such information and take such action as the Agents may reasonably request to assist in syndicating the Facilities, including participating in the preparation of an information memorandum and the holding of one or more meetings of potential Lenders.

     By acceptance of this letter, the Borrower represents and warrants to the Agents that all historical financial statements and other information regarding the Borrower and its subsidiaries, if any, or any guarantor heretofore delivered to the Agents in connection with the Facilities are true, correct, and not misleading in any material respect and that any projections heretofore delivered to the Agents in connection with the Facilities have been prepared in good faith and based on information believed to be true, correct and not misleading in any material respect.

     By acceptance of this offer, the Borrower agrees to pay the out-of-pocket costs and expenses, including reasonable attorneys' fees and expenses, incurred before or after the date hereof by the Agents in connection with the Facilities whether or not the Facilities are ever closed or a funding ever occurs under the Facilities, unless such failure to fund is due to the default by the Agents.

     IN ADDITION, THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS THE AGENTS, AND THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES AND DISBURSEMENTS OF COUNSEL) WHICH MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF, OR IN CONNECTION WITH THE PREPARATION FOR A DEFENSE OF, ANY INVESTIGATION, LITIGATION OR PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THE FACILITIES, INCLUDING, WITHOUT LIMITATION, ANY TRANSACTION IN WHICH THE PROCEEDS OF ANY BORROWING UNDER THE FACILITIES ARE OR ARE TO BE APPLIED, WHETHER OR NOT AN INDEMNIFIED PARTY IS A PARTY THERETO, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREIN ARE CONSUMMATED, AND WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PARTY, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT

GCI Holdings, Inc.
July 2, 1997
Page 3

OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE BORROWER WILL NOT SETTLE OR CONSENT TO JUDGMENT WITH RESPECT TO ANY SUCH INVESTIGATION, LITIGATION, OR PROCEEDING WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENTS, UNLESS SUCH SETTLEMENT OR CONSENT INCLUDES AN UNCONDITIONAL RELEASE OF EACH INDEMNIFIED PARTY.

     Neither this offer nor the undertaking and commitment contained herein may be disclosed to or relied upon by any other person or entity other than your accountants, investors, attorneys and other advisors, without the prior written consent of the Agents, except that following your acceptance hereof you may make public disclosure hereof as required by law.

     This letter shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to the principles governing conflicts of laws. This letter may be modified or amended only in writing and signed by all parties hereto. This letter is not assignable by the Borrower without the prior written consent of the Agents. This letter supersedes and replaces any and all proposals or commitment letters previously delivered by the Agents to the Borrower relating to the Facilities. This letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     This offer will automatically expire at the close of business, 5:00 p.m. Eastern Standard Time, on July 8, 1997 unless the Borrower executes this letter and returns it, together with $100,000 in immediately available funds for each Agent as a non-refundable facility fee, to NB prior to that time (which may be by facsimile transmission), whereupon this letter shall become a binding undertaking and commitment. Thereafter, this undertaking and commitment will automatically expire at the close of business, 5:00 p.m. Eastern Standrd Time, on July 31, 1997 unless definitive credit documentation is executed and delivered prior to that time.

GCI Holdings, Inc.
July 2, 1997
Page 4

     THIS WRITTEN AGREEMENT (WHICH INCLUDES THE SUMMARY OF TERMS AND CONDITIONS) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       Very truly yours,

                                       NATIONSBANK OF TEXAS, N.A.,
                                       Individually and as Administrative Agent

                                       By:  /s/  HUTCH McCLENDON
                                          -------------------------------------
                                          Name:  Hutch McClendon
                                          Title: Senior Vice President


                                       NATIONSBANK CAPITAL MARKETS, INC.
                                       Individually and as Arranger

                                       By:  /s/  THOMAS OKEL
                                          -------------------------------------
                                          Name:  Thomas Okel
                                          Title: Director


                                       TD SECURITIES
                                       Individually and as Syndication Agent

                                       By:  /s/  DAVID McCANN
                                          -------------------------------------
                                          Name:  David McCann
                                          Title: Managing Director

GCI Holdings, Inc.
July 2, 1997
Page 5


                                       CREDIT LYONNAIS NEW YORK BRANCH
                                       Individually and as Documentation Agent

                                       By:  /s/  MARK D. THORSHEIM
                                          -------------------------------------
                                          Name:  Mark D. Thorsheim
                                          Title: Vice President


Accepted and Agreed To:

GCI Holdings, Inc.

By:
      -----------------------------
Name:
      -----------------------------
Title:
      -----------------------------


Date of Return
to NationsBank:

      -----------------------------

                                                                    July 5, 1997

                           SUMMARY OF TERMS AND CONDITIONS

               RESTRICTED/UNRESTRICTED SUBSIDIARIES BORROWING STRUCTURE

                                      EXHIBIT A
________________________________________________________________________________

      SECTIONS MARKED BY *** DENOTE ALTERNATIVE PROVISIONS IF THE EQUITY IS NOT
                                       RAISED.

BORROWER:                GCI Holdings, Inc.

GUARANTORS:              The Facilities will be guaranteed by General
                         Communication, Inc., GCI, Inc., GCI Communication
                         Corp., GCI Communication Services, Inc., GCI Leasing
                         Company, Inc., GCI Cable, Inc. and its subsidiaries, and each subsequently acquired or created Restricted
                         Subsidiary of the Borrower.

ADMINISTRATIVE AGENT:    NationsBank of Texas, N.A.

SYNDICATION AGENT:       Toronto Dominion

DOCUMENTATION AGENT:     Credit Lyonnais New York Branch

MANAGING AGENTS:         Administrative Agent, Syndication Agent and
                         Documentation Agent.  Each Managing Agent will commit
                         $91,666,666.

ARRANGER:                NationsBanc Capital Markets, Inc.

CO-AGENTS/LENDERS:       Institutions to be determined.

CLOSING: Concurrently with the closing of the $150MM of senior subordinated notes issued by GCI, Inc. and equity issuance by General Communication, Inc.

FACILITIES:              Tranche A: An eight year reducing revolving credit
                         facility ("Tranche A Facility") under which Borrower
                         may borrow, repay and reborrow advances in an
                         aggregate outstanding principal amount up to
                         $225,000,000 (the "Tranche A Commitment").  The
                         Tranche A Commitment in effect on June 30, 2000, will
                         automatically reduce in equal quarterly amounts by the
                         following annual percentages of the Tranche A
                         Commitment beginning September 30, 2000 and will
                         reduce to zero on June 30, 2005:
________________________________________________________________________________

GCI HOLDINGS, INC.                     1                        NATIONSBANK

                              Year                           Annual %
                              ----                           --------
                              1997                              0.00%
                              1998                              0.00%
                              1999                              0.00%
                              2000                              7.50%
                              2001                             15.00%
                              2002                             20.00%
                              2003                             20.00%
                              2004                             22.50%
                              2005                             15.00%

                         Until June 30, 2000, the Borrower may increase the Tranche A Commitment by up to $100,000,000 to refinance GCI Transport Company, provided that 1) the Borrower receives additional commitments from existing Lenders or other Lenders acceptable to the Borrower and Administrative Agent for such amount, 2) related Unrestricted Subsidiaries become Restricted Subsidiaries under the documentation for the Facilities (and the Borrower is in full compliance with all Facilities documentation both before and after giving effect to such designation), 3) all equity interests in all previously related Unrestricted Subsidiaries are pledged to the Administrative Agent to secure the Facilities, 4) all assets owned by each of the previously related Unrestricted Subsidiaries are pledged to the Administrative Agent to secure the Facilities, and 5) pro forma compliance with all covenants in the documentation through the life of the Facilities is demonstrated by financial projections for the remaining term of the Facilities and a compliance certificate in detail acceptable to the Managing Agents.

                         Tranche B: A 364 day revolving credit facility (the "Tranche B Facility") pursuant to which revolving loans under the Tranche B Facility may be borrowed, repaid and reborrowed up to a maximum amount outstanding at any one time of $50,000,000 (the "Tranche B Commitment") from Closing through the 364 day period subsequent to Closing (the "Conversion Date") at which time i) no further borrowings may occur, and ii) the then outstanding principal amount of all loans made under the Tranche B Facility will become a term loan (such aggregate amount of the outstanding principal amount being herein referred to as the "Tranche B Conversion Amount"). On and after the Conversion Date, the Tranche B Facility will be interest only until June 30, 2000, at which point the Tranche B Facility will be due and payable in equal quarterly installments equal to the following annual percentages of the Tranche B Conversion Amount beginning September 30, 2000 and will be due and payable in full on June 30, 2005:

________________________________________________________________________________

GCI HOLDINGS, INC.                     2                        NATIONSBANK

                              Year                           Annual %
                              ----                           --------
                              1997                              0.00%
                              1998                              0.00%
                              1999                              0.00%
                              2000                              7.50%
                              2001                             15.00%
                              2002                             20.00%
                              2003                             20.00%
                              2004                             22.50%
                              2005                             15.00%

COMMITTED SUM:           A maximum principal amount not to exceed $275,000,000
                         (the "Committed Sum") comprised of a $225,000,000
                         Tranche A Commitment and a $50,000,000 Tranche B
                         Commitment. Lenders shall commit to a pro rata share of the Tranche A Commitment and Tranche B Commitment, respectively.

PURPOSE: To refinance existing indebtedness, for working capital and capital expenditures, up to $50,000,000 for the initial capitalization into AULP, and for other lawful corporate purposes.

SECURITY:                First perfected security interest in all existing and
                         future assets owned by the Borrower and Restricted
                         Subsidiaries, including a pledge of all intercompany notes. Additionally, a first perfected security interest in 100% of the stock, partnership interests and other equity in and owned by the Borrower and Restricted Subsidiaries. First perfected pledge of all intercompany notes payable by AULP to the Borrower or any Restricted Subsidiary. All interest rate hedging instruments provided by the Lenders will be secured pari passu with the Facilities.

FEES - CLUB DEAL OPTION: 1) Commencing at Closing, a .375% per annum Commitment
                         Fee on the unused portion of the Tranche A Commitment shall be payable pro rata to the Lenders on the last day of each calendar quarter, and continuing until the Tranche A Commitment has been terminated.

                         2) Commencing at Closing, a .125% per annum Commitment Fee on the unused portion of the Tranche B Commitment shall be payable pro rata to the Lenders on the last day of each calendar quarter and continuing until the Conversion Date.

                         3) A non-refundable Facility Fee of 1.00% to be paid at Closing on the Tranche A Commitment. A non-refundable Facility Fee of .75% to be paid at Closing on the Tranche B Commitment, with another .25% on the Tranche B Commitment to be paid upon the initial draw of the Tranche B Facility. $100,000 of the above described Facility Fee will be due and payable on the date the commitment letter is executed by the Borrower and such fee is non-refundable.


________________________________________________________________________________

GCI HOLDINGS, INC.                     3                        NATIONSBANK

INTEREST
AND PAYMENT DATES:       At the Borrower's option, advances under the
                         Facilities   shall bear interest at either LIBOR
                         (shall mean the Reserve Adjusted LIBOR rate as determined by the Administrative Agent) or Base Rate
                         (shall mean the greater of the Federal Funds Effective
                         Rate plus 50 b.p.s. and the Prime Rate of NationsBank of Texas, N.A.), plus their respective Applicable
                         Margins.

                         The Applicable Margin shall be based on the Borrower's Total Debt/Annualized Operating Cash Flow as of the end of the most recently completed fiscal quarter of the Borrower as follows:

                         RATIO                   LIBOR     BASE RATE
                         > 7.50x                 2.500%    1.375%
                         < 7.50x > or = 7.00x    2.375%    1.250%
                         < 7.00x > or = 6.50x    2.250%    1.125%
                         < 6.50x > or = 6.00x    1.875%    0.750%
                         < 6.00x > or = 5.50x    1.625%    0.500%
                         < 5.50x > or = 5.00x    1.375%    0.250%
                         < 5.00x > or = 4.50x    1.125%    0.000%
                         < 4.50x > or = 4.00x    1.000%    0.000%
                         < 4.00x                 0.750%    0.000%

                         If Senior Debt/Annualized Operating Cash Flow is greater than or equal to 3.5x and for so long as it remains greater than or equal to 3.5x, each of the above listed interest rate margins will increase in each case by .125% per annum.

                         Following the occurrence of and during the continuation of an event of default, interest on the outstanding principal balance of the loans shall be 2.00% over the rate otherwise applicable thereto ("Default Rate").

MANDATORY PREPAYMENTS/
COMMITMENT REDUCTIONS:   VOLUNTARY:
                         COMMITMENT REDUCTIONS: Permitted without penalty or premium, in amounts to be determined upon three business day's prior written notice.

                         PREPAYMENTS: Permitted without penalty or premium (except breakage), in agreed to minimum amounts (and upon three business day's prior written notice for LIBOR repayments.) Unless there exists no default or event of default, voluntary prepayments will repay outstanding amounts under the Tranche A Facility and Tranche B Facility (if prior to the Conversion Date). If there exists a default or event of default, all voluntary prepayments will reduce the Tranche A Commitment and either i) prior to the Conversion Date, reduce the Tranche B Commitment, or ii) on and after the Conversion Date, repay outstanding amounts under the Tranche B Facility, pro rata, in the inverse order of reductions or installments, as applicable.



________________________________________________________________________________

GCI HOLDINGS, INC.                     4                        NATIONSBANK

                         MANDATORY:
                         1) OUTSTANDINGS IN EXCESS OF COMMITMENTS.
                         Borrower shall immediately prepay outstandings under the Tranche A Facility to the extent such outstandings exceed the Tranche A Commitment. Prior to the Conversion Date, Borrower shall immediately prepay outstandings under the Tranche B Facility to the extent such outstandings exceed the Tranche B Commitment.

                         2) ASSET SALES. 100% of the net proceeds from any asset sale by the Borrower or any of its Restricted Subsidiaries shall be applied as follows:

                             a) so long as there exists no default or event of default, up to an agreed amount of net proceeds from permitted and agreed to assets sales over the life of the Facilities will reduce outstandings only under the Tranche A Facility, and if prior to the Conversion Date, reduce outstandings under the Tranche B Facility.

                             b) up to an agreed amount of net proceeds from permitted and agreed to assets sales over the life of the Facilities (and, so long as there exists no default or event of default, in excess of the net proceeds used in a) above) will reduce the Tranche A Commitment and either i) if prior to the Conversion Date, reduce the Tranche B Commitment, or ii) on and after the Conversion Date, repay outstanding amounts under the Tranche B Facility, pro rata, in the inverse order of reductions or installments, as applicable.

                         3) ADDITIONAL INDEBTEDNESS. So long as there exists no default or event of default, and if Total Debt/Annualized Operating Cash Flow is less than 5.00x, 100% of net proceeds from the issuance of permitted subordinated debt by the Borrower (this provision not permitting the issuance of such indebtedness) will be used to reduce outstandings under the Tranche A Facility and, if prior to the Conversion Date, reduce outstandings under the Tranche B Facility. If Total Debt/Annualized Operating Cash Flow is greater than or equal to 5.00x or if there exists a default or event of default, 100% of net proceeds from the issuance of permitted subordinated debt by the Borrower will be used to reduce the Tranche A Commitment and either i) if prior to the Conversion Date, reduce the Tranche B Commitment, or
                         ii) on and after the Conversion Date, repay outstanding amounts under the Tranche B Facility, pro rata, in the inverse order of reductions or installments, as applicable.


________________________________________________________________________________

GCI HOLDINGS, INC.                     5                        NATIONSBANK

                         4) ADDITIONAL EQUITY ISSUANCES. So long as there exists no default or event of default, 50% of the proceeds from any equity issuances (excluding the contemplated equity issuance that will be done simultaneously with these Facilities) in excess of $50,000,000 by the Borrower, any of its Restricted Subsidiaries, GCI, Inc. or General Communication, Inc. will reduce the outstandings under the Tranche A Facility and, if prior to the Conversion Date, reduce outstandings under the Tranche B Facility. If there exists a default or event of default, 100% of the proceeds from any additional equity issuances by the Borrower, any of its Restricted Subsidiaries, GCI, Inc. or General Communication, Inc. will reduce the Tranche A Commitment and either i) if prior to the Conversion Date, reduce the Tranche B Commitment, or
                         ii) on and after the Conversion Date, repay outstanding amounts under the Tranche B Facility, pro rata, in the inverse order of reductions or installments, as applicable.

                         5) DISTRIBUTIONS FROM AULP.   So long as there is no
                         default or event of default, any distribution from AULP will reduce the outstandings under the Tranche A Facility and, if prior to the Conversion Date, reduce outstandings under the Tranche B Facility. If there exists a default or event of default, 100% of any distribution from AULP will reduce the Tranche A Commitment and either i) if prior to the Conversion Date, reduce the Tranche B Commitment, or ii) on and after the Conversion Date, repay outstanding amounts under the Tranche B Facility, pro rata, in the inverse order of reductions or installments, as applicable.


REPRESENTATIONS AND
WARRANTIES:              The definitive loan documentation shall contain
                         representations and warranties which are usual and customary for transactions of this nature and similar to existing loan documentation, for the Borrower, its Restricted Subsidiaries, GCI, Inc. and General
                         Communication, Inc.

AFFIRMATIVE COVENANTS:   The definitive loan documentation shall contain
                         affirmative covenants which are usual and customary for transactions of this nature and similar to existing loan documentation, for the Borrower, its Restricted Subsidiaries, GCI, Inc. and General
                         Communication, Inc.

INTEREST RATE PROTECTION:Within 60 days of Closing, the Borrower shall be required to enter into interest rate protection agreements with a Lender in an amount not less than 50% of Total Debt on such date for a period of not less than three years.


________________________________________________________________________________

GCI HOLDINGS, INC.                     6                        NATIONSBANK

NEGATIVE COVENANTS:      The definitive loan documentation shall contain
                         negative covenants which are usual and customary for transactions of this nature and similar to existing loan documentation for the Borrower and its Restricted
                         Subsidiaries, including limitations on liens, loans, except with respect to AULP, as provided below, indebtedness (other than an agreed upon basket of indebtedness subordinated to the Facilities on terms and conditions, and pursuant to documentation, acceptable to the Administrative Agent and each Lender and the AULP capital lease), investments except with respect to AULP and as provided below, change of management, change of control, transactions with affiliates (all of which must be on an arms length basis except with respect to AULP, as provided below), dividends, distributions (refer to Restricted Payments below) or stock repurchases, restrictive agreements, material agreements except with respect to AULP, as provided below, mergers and acquisitions, sale of assets and changes in business.

RESTRICTED PAYMENTS/
INVESTMENTS:             No dividends, distributions, payments to affiliates,
                         except with respect to: a) AULP, as provided below; b) payments of principal or interest on any indebtedness other than the Facilities may be made by the Borrower or any of its Restricted Subsidiaries provided that, if there exists no default or event of default both before and after giving affect to any such payment, the Borrower and its Restricted Subsidiaries may declare and make dividends to the extent there is cash interest due on the permitted senior subordinated notes issued by GCI, Inc.; provided further that in no event shall such dividend be prohibited in excess of 180 consecutive days in any one year period unless there exists a payment default (whether by acceleration or otherwise); and c) dividend, distribution, payments made or investments in related businesses by the Borrower and its Restricted
                         Subsidiaries from Excess Cash Flow, so long as i) it is after 6/30/00, ii) there exists no default or event of default both before and after giving affect to any such dividend, distribution or payment or investment and iii) Total Debt/Annualized Operating Cash Flow is below 5.0x both before and after giving affect to any such dividend, distribution or payment or investment, in an aggregate amount of $15,000,000 over the term of the Facilities.


________________________________________________________________________________

GCI HOLDINGS, INC.                     7                        NATIONSBANK

PROJECT FINANCING:       In connection with the Project Financing, the Borrower
                         or any of its Restricted Subsidiaries may enter into the Project Agreements on terms and conditions, and subject to documentation, acceptable to the Managing
                         Agents. All advances by the Borrower or any Restricted Subsidiaries to AULP (other than actual lease payments) shall be loans made pursuant to intercompany promissory notes in the form satisfactory to the Administrative Agent and such notes shall be pledged to the Administrative Agent and the Lenders to secure the Facilities pursuant to documentation acceptable to the Administrative Agent. The maximum amount of loans made pursuant to the Operating
                         Keep-Well Agreement (which includes coverage of interest, principal, completion guarantee etc.) shall not exceed $73,000,000 in the aggregate over the life of the Facilities. The maximum amount of lease payments made pursuant to the Lease Contract shall not exceed $28,000,000 over the life of the Facilities.
                         The maximum amount of operating and maintenance payments made pursuant to the Operating and Maintenance Contract shall not exceed $17,000,000 over the life of the Facilities. No other payments, loans, distributions or amounts of any kind from the Borrower or any Restricted Subsidiary to AULP shall be payable at any time for any reason and no loan or advance (not including lease payments) may be made to AULP if there exists a default or event of default. Neither the Borrower nor any Restricted Subsidiary shall enter into any guaranty of the Project Financing, or enter into any keepwell or other agreement which provides for the payment by the Borrower and/or Restricted
                         Subsidiaries of any amount in excess of the three maximum amounts set forth above. Neither the Borrower nor any Restricted Subsidiary shall be obligated to purchase any excess capacity under any lease with AULP which would result in lease payments exceeding the amount set forth above. Lenders under the Project
                         Financing must exhaust their remedies against all assets of AULP, any other collateral, any guarantor, and GCI Transport Company before pursuing any rights or remedies against the Borrower, any Restricted
                         Subsidiary, or any of their assets under any Project
                         Agreement or otherwise. Upon the execution of the initial documentation of the Project Financing, no change or amendment, or any consent to, or waiver with respect to any provision of any such documentation which is material and adverse to the interests of the Lenders, shall be made without the prior written consent of the Majority Lenders. AULP shall not incur any other indebtedness or liens other than Project
                         Financing except for purchase money obligations aggregating $2,000,000, at any time, as permitted in the Project Financing documents. AULP shall not make any investment, any distribution or dividend, or any loan or advance to any person except as permitted in the AULP Summary of Terms and Conditions, dated June
                         {24}, 1997.  The Borrower and/or its Restricted
                         Subsidiaries shall make the initial $50,000,000 investment in AULP at Closing. AULP shall provide the Lenders with all financial information



________________________________________________________________________________

GCI HOLDINGS, INC.                     8                        NATIONSBANK
                         provided to the Lenders under the Project Financing, and all other information requested by the Lenders from time to time. Administrative Agent shall receive immediate notice of any breach, default or event of default under the Project Financing, or any material adverse change or other development under the Project Financing. The lease agreement between AULP, the Borrower and/or any Restricted Subsidiary, each Project Agreement and all documentation relating to the Project Financing must be pursuant to terms negotiated at arms length and be customary and usual for the industry. Other terms of the Project Financing will be in accordance with that certain Summary of Terms and Conditions, dated June {24}, 1997. Other terms and conditions will be required upon review of the Project Financing documentation.

FINANCIAL COVENANTS:     SENIOR DEBT TO ANNUALIZED OPERATING CASH FLOW -
                         Borrower shall not permit the ratio of Senior Debt to Annualized Operating Cash Flow to be greater than the following ratios during the following periods:

                         Period                            Ratio
                         Closing through 3/31/99           3.50x
                         4/1/99 through 12/31/99           3.00x
                         1/1/00 through 12/31/00           2.50x
                         1/1/01 and thereafter             2.00x

                         TOTAL DEBT TO ANNUALIZED OPERATING CASH FLOW - Borrower shall not permit the ratio of Total Debt to Annualized Operating Cash Flow to be greater than the following ratios during the following periods:

                         Period                            Ratio
                         Closing through 3/31/98           7.00x
                         4/1/98 through 3/31/99            6.50x
                         4/1/99 through 12/31/99           6.00x
                         1/1/00 and thereafter             5.50x

                         ANNUALIZED OPERATING CASH FLOW TO INTEREST EXPENSE - Borrower shall maintain a ratio of Annualized Operating Cash Flow to annualized trailing two quarter Interest Expense which is greater than or equal to the following schedule:

                         Period                            Ratio
                         ------                            -----
                         Closing through 12/31/98          1.50x
                         1/1/99 and thereafter             2.00x

                         ANNUALIZED OPERATING CASH FLOW TO PRO FORMA DEBT SERVICE Borrower shall maintain a ratio of Annualized Operating Cash Flow to Pro Forma Debt Service which is greater than or equal to 1.25x.

                         ANNUALIZED OPERATING CASH FLOW TO FIXED CHARGES - Commencing January 1, 2000, Borrower shall maintain a



________________________________________________________________________________

GCI HOLDINGS, INC.                     9                        NATIONSBANK
                         ratio of Annualized Operating Cash Flow to Fixed Charges which is greater than or equal to the following schedule:

                         Period                            Ratio
                         ------                            -----
                         1/1/00 through 3/31/03            1.00x
                         4/1/03 and thereafter             1.05x

                         CAPITAL EXPENDITURES LIMITATION (will only apply for the first three years after Closing)-

                         Period                                 Ratio
                         1997 (Closing through 12/31/97)        $55MM
                         1998                                   $90MM
                         1999                                   $65MM

                         Any unused amount of the capital expenditure limitation may be carried over for one additional year only.

                         ***SENIOR DEBT TO ANNUALIZED OPERATING CASH FLOW - Borrower shall not permit the ratio of Senior Debt to Annualized Operating Cash Flow to be greater than the following ratios during the following periods:

                         Period                            Ratio
                         ------                            -----
                         Closing through 3/31/99           4.50x
                         4/1/99 through 12/31/99           4.00x
                         1/1/00 through 12/31/00           3.50x
                         1/1/01 through 12/31/01           3.00x
                         1/1/02 and thereafter             2.00x

                         ***TOTAL DEBT TO ANNUALIZED OPERATING CASH FLOW - Borrower shall not permit the ratio of Total Debt to Annualized Operating Cash Flow to be greater than the following ratios during the following periods:

                         Period                            Ratio
                         ------                            -----
                         Closing through 3/31/98           7.75x
                         4/1/98 through 12/31/98           7.50x
                         1/1/99 through 6/30/99            7.00x
                         7/1/99 through 12/31/99           6.00x
                         1/1/00 and thereafter             5.50x

                         ***ANNUALIZED OPERATING CASH FLOW TO INTEREST EXPENSE
                         - Borrower shall maintain a ratio of Annualized Operating Cash Flow to annualized trailing two quarter Interest Expense which is greater than or equal to the following schedule:

                         Period                            Ratio
                         ------                            -----
                         Closing through 12/31/98          1.40x
                         1/1/99 and thereafter             2.00x

                         ***ANNUALIZED OPERATING CASH FLOW TO PRO FORMA DEBT SERVICE Borrower shall maintain a ratio of Annualized



________________________________________________________________________________

GCI HOLDINGS, INC.                     10                       NATIONSBANK

                         Operating Cash Flow to Pro Forma Debt Service which is greater than or equal to the following schedule:

                         Period                       Ratio
                         ------                       -----
                         Closing through 3/31/98      1.05x
                         4/1/98 through 12/31/98      1.15x
                         1/1/99 and thereafter        1.25x

                         ***ANNUALIZED OPERATING CASH FLOW TO FIXED CHARGES - Commencing January 1, 2000, Borrower shall maintain a ratio of Annualized Operating Cash Flow to Fixed Charges which is greater than or equal to 1.00x.

                         ***CAPITAL EXPENDITURES LIMITATION (will only apply for the first three years after Closing)-

                         Period                            Ratio
                         ------                            -----
                         1997 (Closing through 12/31/97)   $55MM
                         1998                              $90MM
                         1999                              $65MM

                         Any unused amount of the capital expenditure limitation may be carried over for one additional year only.

MAJORITY LENDERS:        Lenders holding at least 67% of all the Committed Sum.

EVENTS OF DEFAULT:       The definitive loan documentation shall contain events
                         of default which are usual and customary for transactions of this nature and similar to existing loan documentation for the Borrower, its Restricted
                         Subsidiaries, GCI, Inc. and General Communication,
                         Inc. including nonpayment when due, breach of representations, warranties or covenants, breach of other material agreements, material undischarged judgments, bankruptcy or insolvency, cross-default to all other debt, change of control and/or management, and any breach of any Project Agreement, including each lease agreement, or intercompany note between the Borrower, any Restricted Subsidiary and AULP.



________________________________________________________________________________

GCI HOLDINGS, INC.                     11                       NATIONSBANK

CONDITIONS PRECEDENT:    Lenders shall have no obligation to make any advance
                         unless and until Borrower has executed and delivered to Administrative Agent definitive loan documentation and supporting resolutions, incumbency certificates and opinions of counsel in form and substance satisfactory to Lenders reflecting this Summary of Terms and Conditions; Borrower shall be in compliance with all credit agreement covenants; no material adverse change in the Borrower's and its Restricted
                         Subsidiaries' consolidated business, assets or financial condition since December 31, 1996; GCI, Inc.
                         has issued $150MM of senior subordinated notes, the terms of which must be satisfactory to the Lenders, and the net proceeds of such debt issuance must be downstreamed into GCI Holdings, Inc. as equity; any proceeds raised by General Communications, Inc.'s primary equity offering must be downstreamed to the Borrower at Closing; any affiliate transactions with Unrestricted Subsidiaries must be satisfactory to the Administrative Agent, and containing such other terms and conditions as are usual and customary for transactions of this nature for the Borrower and its Restricted Subsidiaries. Additionally, the Project
                         Financing must be consummated on terms and conditions, and pursuant to documentation, acceptable to the Managing Agents. The undersea fiber survey will be sold to AULP for fair value.

GCI SATELLITE COMPANY:   The Lenders will agree to negotiate in good faith with
                         the Borrower and its Restricted Subsidiaries when presented with the proposed financing of GCI Satellite
                         Company.

EXPENSES:                Whether or not the Facilities are closed, Borrower
                         shall reimburse the Administrative Agent and Arranger for all costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Administrative Agent and Arranger in connection with the preparation, negotiation, execution, delivery, syndication, and administration of the Facilities, and Borrower shall reimburse each Lender for all costs and expenses including reasonable attorneys' fees and expenses, incurred by such Lender in connection with the enforcement and collection of the obligations of Borrower.

ASSIGNMENTS AND
PARTICIPATIONS:          Borrower may not assign its rights or obligations
                         under the Facilities without the prior written consent of the Lenders. Each Lender shall have the right to sell participations in the Facilities. Subject to the consent of Borrower and Administrative Agent, Lenders may assign all or part of the Facilities in minimum amounts of $10,000,000 to one or more financial institutions. Administrative Agent shall be paid a processing fee of $3,000 in connection with each assignment.



________________________________________________________________________________

GCI HOLDINGS, INC.                     12                       NATIONSBANK

AMENDMENTS AND WAIVERS:  With the consent of Majority Lenders; provided that amendments or waivers relating to interest rates, fees, payment amounts and dates and collateral shall require the consent of all Lenders.

WAIVERS AND CONSENTS:    Borrower shall submit itself to the nonexclusive
                         jurisdiction of federal and state courts sitting in Texas, and Borrower, Administrative Agent and Lenders shall waive the right to a jury trial in any proceeding relating to the Facilities.

GOVERNING LAW:           Texas




________________________________________________________________________________

GCI HOLDINGS, INC.                     13                       NATIONSBANK

DEFINITIONS:
"Annualized Operating Cash Flow" means Operating Cash Flow for the most recently completed two fiscal quarters multiplied by two.

"AULP" means the Alaska United Limited Partnership.

"Excess Cash Flow" means Operating Cash Flow minus the sum of Interest Expense, scheduled repayments of principal of Total Debt, restricted payments or loans to AULP made with cash from operations, capital expenditures financed with cash from operations, working capital and taxes paid or accrued.

"Fixed Charges" means the sum of cash Interest Expense, plus scheduled repayments of principal of Total Debt, plus cash taxes paid, plus cash payments (other than lease payments to AULP) made to Unrestricted Subsidiaries, plus capital expenditures (capital expenditures will not be included in the covenant while the maximum capital expenditure covenant is in effect), all during the preceding fiscal quarters from the date of determination.

"Interest Expense" means for the period of determination, all interest expense and commitment fees and other fees, except facility fees, incurred with respect to Total Debt, whether accrued or paid, for the Borrower, its Restricted Subsidiaries and GCI, Inc.

"Operating Cash Flow" means the net income of the Borrower and its Restricted Subsidiaries (determined in accordance with GAAP), excluding extraordinary gains/losses, plus the sum of depreciation and amortization, Interest Expense, cash taxes, deferred taxes and any other non-cash charges for the period of determination.

"Pro Forma Debt Service" means the sum of cash Interest Expense (using the interest rate in effect on the date of determination to calculate), plus scheduled repayments of principal of Total Debt, all during the four succeeding fiscal quarters from the date of determination.

"Project Financing" means that certain construction and term loan financing provided to AULP in an amount up to an aggregate amount of $75,000,000, by all or any portion of the Lenders under the Facilities with Credit Lyonnais as the agent, pursuant to which AULP will develop, construct and operate an undersea fiber optic cable connecting Anchorage, Fairbanks and Juneau, Alaska with the continental United States.

"Project Agreements" means those agreements defined as such in that certain Alaska United Limited Partnership Summary of Terms and Conditions, dated June {24}, 1997, including the Lease Contract, Operating and Maintenance Contract and the Operating Keep-Well Agreement.

"Restricted Subsidiaries" include GCI Communication Corp., GCI Communication Services, Inc., GCI Leasing Company, Inc., GCI Cable, Inc., and any other direct or indirect subsidiary of any of the above, and any subsidiary of the Borrower created after the date hereof, unless such subsidiary is an "Unrestricted Subsidiary"

"Senior Debt" means all obligations which would be classified on a balance sheet as debt for borrowed money or for the deferred purchase price of property (including capital lease obligations and contingent obligations), and all reimbursement obligations for standby letters of credit of the Borrower and its Restricted Subsidiaries.

________________________________________________________________________________

GCI HOLDINGS, INC.                     14                       NATIONSBANK

"Total Debt" means all obligations which would be classified on a balance sheet as debt for borrowed money or for the deferred purchase price of property (including capital lease obligations and contingent obligations), and all reimbursement obligations for standby letters of credit of the Borrowers, its Restricted Subsidiaries or GCI, Inc.

"Unrestricted Subsidiaries" means GCI Transport Company, GCI Satellite Company, GCI Fiber Company, Fiber Hold Company, Alaska United Partnership, and any other newly formed direct or indirect subsidiary of the Borrower that is either 1) a wholly owned subsidiary of any of the preceding Unrestricted Subsidiaries, or 2) agreed upon in writing to be designated as an Unrestricted Subsidiary by the Borrower and the Majority Lenders.




________________________________________________________________________________

GCI HOLDINGS, INC.                     15                       NATIONSBANK